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Exhibit(a)(1)(xx)

NOTICE OF GUARANTEED DELIVERY
FOR TENDER OF SHARES OF COMMON STOCK
OF
7-ELEVEN, INC.
TO
IYG HOLDING COMPANY
A WHOLLY OWNED SUBSIDIARY OF
SEVEN-ELEVEN JAPAN CO., LTD.

(Not to be used for signature guarantees)

        THE AMENDED OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON TUESDAY, NOVEMBER 8, 2005, UNLESS THE AMENDED OFFER IS EXTENDED.

        This revised (orange) Notice of Guaranteed Delivery, or a form substantially equivalent hereto (including the original (green) Notice of Guaranteed Delivery), must be used to accept the Amended Offer (as defined below) if certificates for Shares (as defined below) are not immediately available, if the procedure for book-entry transfer cannot be completed on a timely basis or if time will not permit all required documents to reach The Bank of New York (the "Depositary") on or prior to the Expiration Date (as defined in "The Amended Offer—Section 1. Terms of the Amended Offer" of the Supplement (as defined below)). This form may be delivered by hand, transmitted by facsimile transmission or mailed (to the Depositary). See "The Offer—Section 3. Procedures for Accepting the Offer and Tendering Shares" of the Offer to Purchase (as defined below).

The Depositary for the Amended Offer is:
The Bank of New York
By Mail: The Bank of New York PO Box 859208 Braintree, Massachusetts 02185-9208	By Hand: The Bank of New York Tender & Exchange Department 101 Barclay Street, 1E Receive & Deliver Window New York, New York 10286	By Overnight Courier: The Bank of New York 161 Bay State Drive Braintree, Massachusetts 02184
By Facsimile Transmission: (781) 380-3388
To Confirm Facsimile Transmissions: (For Eligible Institutions Only) (781) 843-1833 x200 (For Confirmation Only)

        DELIVERY OF THIS REVISED NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN ONE SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE NUMBER OTHER THAN THE FACSIMILE NUMBER SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY TO THE DEPOSITARY.

        THE REVISED NOTICE OF GUARANTEED DELIVERY TO THE DEPOSITARY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN "ELIGIBLE INSTITUTION" (AS DEFINED IN THE OFFER TO PURCHASE) UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE(S) MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

        The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the revised (purple) Letter of Transmittal or the original (blue) Letter of Transmittal or an Agent's Message (as defined in "The Offer—Section 3. Procedures for Accepting the Offer and Tendering Shares" of the Offer to Purchase) and certificates for Shares to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

2

THE GUARANTEE SET FORTH BELOW MUST BE COMPLETED.

Ladies and Gentlemen:

        The undersigned hereby tenders to IYG Holding Company, a Delaware corporation and a wholly owned subsidiary of Seven-Eleven Japan Co., Ltd., upon the terms and subject to the conditions set forth in the Offer to Purchase, dated September 6, 2005, as amended by amendments to the Schedule TO filed by Parent with the Securities and Exchange Commission (as so amended, the "Offer to Purchase"), and the related (blue) Letter of Transmittal, as further amended and supplemented by the Supplement, dated October 25, 2005 (the "Supplement"), to the Offer to Purchase, and the related revised (purple) Letter of Transmittal (which collectively constitute the "Amended Offer"), receipt of which is hereby acknowledged, the number of shares of common stock, par value $.0001 per share (the "Shares"), of 7-Eleven, Inc., a Texas corporation, set forth below, pursuant to the guaranteed delivery procedures set forth in the Offer to Purchase.

Number of Shares:
Certificate No(s) (if available):
☐
Check if securities will be tendered by book-entry transfer

Name of Tendering Institution:
Account No.:
Dated: , 2005
SIGN HERE:
Name(s) of Record Holder(s):	(Please Print)
Address(es):
(Zip Code)
Area Code and Telephone No(s):
Signature(s):

3

GUARANTEE
(Not to be used for signature guarantee)

        The undersigned, a bank, broker, dealer, credit union, savings association or other entity that is a member in good standing of the Securities Transfer Agents Medallion Program, (a) represents that the above named person(s) has a "net long position" in the Shares tendered hereby within the meaning of Rule 14e-4 ("Rule 14e-4") under the Securities Exchange Act of 1934, as amended, (b) represents that such tender of Shares complies with Rule 14e-4 and (c) guarantees to deliver to the Depositary either the certificates evidencing all tendered Shares, in proper form for transfer, or to deliver Shares pursuant to the procedure for book-entry transfer into the Depositary's account at The Depositary Trust Company (the "Book-Entry Transfer Facility"), in either case together with the revised (purple) Letter of Transmittal or the original (blue) Letter of Transmittal (or a facsimile thereof) properly completed and duly executed, with any required signature guarantees or an Agent's Message (as defined in "The Offer—Section 3. Procedures for Accepting the Offer and Tendering Shares" of the Offer to Purchase) in the case of a book-entry delivery, and any other required documents, all within three New York Stock Exchange trading days after the date hereof.

Name of Firm:
Address:
(Zip Code)
Area Code and Tel. No.:
(Authorized Signature)
Title:
Name:	(Please type or print)
Dated: , 2005

        NOTE: DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE. CERTIFICATES FOR SHARES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

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THE GUARANTEE SET FORTH BELOW MUST BE COMPLETED.
GUARANTEE (Not to be used for signature guarantee)